EXHIBIT 11

                 Statement of Computation of Per Share Earnings

         Set forth below are the bases for the computation of earnings per share for the periods shown.

                                                 Six Months Ended June 30,
                                          --------------------------------------
Earnings Per Common Share                        2001                 2000
     Basic                                       $0.42                $0.14
     Average Shares Outstanding                2,888,332            2,887,424
     Diluted                                     $0.41                $0.14
     Average Shares Outstanding                2,979,945            2,887,424
   (including dilutive effect of
   options and warrants)



                                                Three Months Ended June 30,
                                          --------------------------------------
Earnings Per Common Share                        2001                 2000
     Basic                                       $0.25                $0.10
     Average Shares Outstanding                2,888,001            2,887,424
     Diluted                                     $0.24                $0.10
   Average Shares Outstanding                  3,016,232            2,887,424
   (including dilutive effect of
   options and warrants)

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